Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use, in this Registration Statement on Form S-1, of our report dated March 15, 2009, relating to the consolidated financial statements of China Valves Technology Inc. and Subsidiaries for the years ended December 31, 2008 and 2007, included in this Amendment No. 6 to the Registration Statement on Form S-1 of China Valves Technology Inc.

We also consent to the reference to our firm under the caption “Experts” in such Amendment No. 6 to the Registration Statement on Form S-1.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
March 24, 2009